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                                                                   Exhibit 10(u)


                              CONSULTING AGREEMENT
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THIS CONSULTING AGREEMENT ("this Agreement"), made as of the 7th day of May,
2001 is entered into by and between MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC., a New Hampshire stock insurance company (the "Company"), with an office at 250 Main Street, Buffalo, New York 14202 , and STEPHEN C. JUNE, an individual residing at 11745 Brandywine Drive, Brighton, Michigan 48114 (the "Consultant").

                              PRELIMINARY STATEMENT


The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. For purposes of this Agreement, the term "Company" shall include Merchants Insurance Company of New Hampshire, Inc., its parent corporation, Merchants Group Inc., a Delaware corporation and their respective subsidiaries.

                                    AGREEMENT

                  In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

         1 SERVICES. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company. The Consultant understands that the Company utilizes Merchants Mutual Insurance Company (the "Mutual") as its manager pursuant to the terms of a Management Agreement. Pursuant to the Management Agreement, the Mutual provides offices, personnel and certain services for the Company. The Consultant acknowledges that he will be interacting with the Mutual's personnel on a regular basis. During the Consultation Period (as hereinafter defined), the Consultant shall not engage in any activity that has a conflict of interest with the Company, including any competitive employment, business, or other activity, and he shall not assist any other person or organization that competes, or intends to compete, with the Company. The Consultant shall spend substantially all of his business time during the Consultation Period providing services to the Company. The Consultant shall not solicit any business or pursue any business relationship with any agents, employees, or officers of the Company, either directly or indirectly through any entity with which the Company is affiliated, during the Consultation Period and for one (1) year after the end of the Consultation Period.

         2. TERM. This Agreement shall commence on the date of this Agreement and the Consultant shall commence performing his services effective as of such date and this Agreement and the services to be provided by the Consultant shall terminate on September 7, 2001, unless earlier terminated pursuant to this Agreement (the "Consultation Period").

         3. COMPENSATION. The Company shall pay to the Consultant consulting fees of $22,000 per month, prorated for any partial months, in advance for each month of the Consultation Period.




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               3.1 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the
Consultant for all reasonable and necessary, out-of-pocket expenses actually incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the President of Merchants Group, Inc. itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $2,500.00 per month without the prior written approval (including by fax or e-mail) of the President of Merchants Group, Inc.

               3.2 BENEFITS. The Consultant shall not be entitled to any benefits, coverages or privileges of any kind or nature, including, without limitation, social security, unemployment, medical or pension payments.

         4. TERMINATION. (A). This Agreement shall terminate prior to the end of the term set forth in Section 2 of this Agreement, at the option of the Company by written notice to the Consultant, if any of the following events occur:

                    (i) a material breach by the Consultant of this Agreement or any breach or threatened breach by the Consultant of Section 6 of this Agreement;

                    (ii) the Consultant's dishonesty, fraud or breach of trust or intentional misconduct in the performance of his services under this Agreement; or

                    (iii) the conviction of the Consultant of a crime in any court which could have the effect of causing the termination or suspension of any license, permit or authorization which the Company has or holds.

               (B). Any such termination of this Agreement shall be without prejudice to any right or remedy the Company may have due to any failure of the Consultant to perform his obligations under this Agreement. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination, subject to the limitation on reimbursement of expenses set forth in Section 3.1. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company.

         5. COOPERATION. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant understands that he will be provided an office at the offices of the Mutual or if the Mutual is unwilling to provide such office, then an office within a short distance from Mutual's offices. The Consultant shall not be required to spend all of his consulting time at such offices. The Consultant shall observe all rules, regulations and security requirements of the Company and of the Mutual concerning the safety of persons and property.

         6. PROPRIETARY INFORMATION AND REMEDIES.







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               6.1 PROPRIETARY INFORMATION.

                    (i) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Consultant agrees that he will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

                    (ii) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not copyrightable) owned, possessed or used by the Company or the Mutual, including, without limitation, any agent, policyholder or vendor information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

                    (iii) The Consultant's obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

                    (iv) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

                    (v) The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

               6.2 REMEDIES. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

         7. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company.





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The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

         8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

         9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

         12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each party consents to the jurisdiction of the state or federal courts in Erie County, New York which shall be the sole venue for resolution of all disputes related to this Agreement.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

         14. MISCELLANEOUS.

               14.1 WAIVER. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

               14.2 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

               14.3 SEVERABILITY. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

               14.4 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed in multiple counterparts, each of which shall serve as an original, but all of which shall constitute





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but one Agreement. For purposes of executing this Agreement, any signed documents transmitted by facsimile machine shall be treated in all manner and respects as an original document. The signature of either party transmitted by facsimile machine shall be considered to be an original signature and any such document shall be considered to have the same binding legal effect as an original document executed, delivered and exchanged between the parties. At the request of either party, any executed document delivered by facsimile machine shall be re-executed by both parties in a "hard-copy" form. The parties hereby agree that neither of them shall raise the use of a facsimile machine for the transmission of signatures as a defense to this Agreement and each party hereby waives such defense.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth above.



                                    MERCHANTS INSURANCE COMPANY OF
                                    NEW HAMPSHIRE, INC.



                                    By:_________________________
                                    Name: Robert Zak
                                    Title:   President



                                    ----------------------------
                                    STEPHEN C. JUNE







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